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                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, effective as of July 1, 2001, is entered into by and between CCC INFORMATION SERVICES INC. (the "Company") and GITHESH RAMAMURTHY ("Executive").

                                   WITNESSETH:

     WHEREAS, the Company currently employs Executive as its President and Chief Executive Officer, and Executive also serves as Chairman of the Company's Board of Directors; and

     WHEREAS, the parties have previously entered into an agreement effective July 1, 1996, with respect to Executive's employment by the Company, and desire to amend and restate such agreement as provided herein in order to provide for Executive's continued employment by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, Executive and the Company hereby agree as follows:

     1. TERM. The initial term of employment under this Agreement will be from July 1, 2001 through December 31, 2004, unless sooner terminated as provided in
Section 5 below (the "Initial Term"). Either party may provide the other party with sixty (60) days' written notice of its intention not to extend this Agreement beyond the Initial Term. If this Agreement is not terminated at the end of the Initial Term or at the end of any Renewal Term, it then shall be renewed for successive two-year periods (the "Renewal Terms"), provided that either party may provide the other party with sixty (60) days' written notice of its intention not to extend the Agreement beyond any Renewal Term. The Initial Term and any Renewal Term are hereinafter collectively referred to as the "Term."

     2.  EMPLOYMENT OF EXECUTIVE; PERFORMANCE OF SERVICES.

         (a) EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ Executive as its President and Chief Executive Officer, and Executive hereby agrees to accept such employment, during the Term. The Executive shall also serve as Chairman of the Company's Board of Directors for no additional compensation commencing June 28, 2000.

         (b) DUTIES AND SERVICES. While Executive is employed by the Company, Executive shall devote his full time (reasonable sick leave and vacations excepted) and best efforts, energies and talents to serving in the positions set forth in paragraph (a). Executive will have such authorities, powers, responsibilities and duties as are inherent to his position and

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necessary to carry out his responsibilities and the duties required of him hereunder, and such other duties as may be assigned to him by the Board of Directors; provided, that Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of a President and Chief Executive Officer. While employed by the Company, Executive may devote reasonable time to activities other than those required under this Agreement, including activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other profit or not-for-profit organizations, and similar activities, to the extent that such other activities do not, in the judgment of the Board of Directors of the Company, inhibit or prohibit the performance of Executive's duties under this Agreement or conflict in any material way with the Company's business.

     3. COMPENSATION AND BENEFITS. Subject to the terms of this Agreement, while Executive is employed by the Company, the Company shall compensate him for his services as follows:

         (a) BASE SALARY. The Executive shall receive, for each 12-consecutive month period beginning on the first day of the Initial Term and on each anniversary thereof, an annual base salary of $450,000 (the "Salary"), payable in bi-monthly installments of $18,750. This payment schedule may be changed in the future if the Company changes its exempt payroll schedule on a Company-wide basis. Executive may be eligible for merit raises on an annual basis subject to the terms and conditions of the Company's merit increase policy, as amended from time to time. All reasonable and necessary expenses incurred in connection with Executive's services on behalf of the Company, will be separately reimbursed subject to the terms of the Company's expense reimbursement policy. The Company shall have the right to withhold from Executive's Salary any taxes or other amounts required to be withheld by any governmental entity or authority having jurisdiction over the matter.

         (b) BONUS; EXECUTIVE BENEFITS. Executive will be entitled to participate in the Company's Corporate Management Bonus program, as amended from time to time (the "Bonus"). This will entitle Executive to a target bonus of 75% of his Salary. The Bonus will be based both upon Company performance and Executive's performance, as determined by the Compensation Committee of the Board of Directors. Executive may also be eligible to participate in other benefit plans that may be established for the benefit of the Company's Executive Management Group; provided, however, that the eligibility requirements and other terms of any such plans shall govern Executive's participation therein. The Company reserves the right to change its Company bonus programs and executive benefit plans provided such changes are Company wide.

         (c) OTHER BENEFITS. Executive will be entitled to participate in all benefit plans maintained by the Company for its salaried employees generally, including the 401(k) plan, the employee stock purchase plan, health, dental, vision, life, short-term and long-term disability insurance, flexible spending accounts and educational assistance. In all cases, however, the eligibility requirements and other terms of any such plans will govern Executive's participation therein.

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         (d) VACATION. Executive shall be entitled to no less than four weeks of vacation per year.

     4.  STOCK OWNERSHIP.

         (a) STOCK OPTION AND STOCK GRANTS. Executive has previously been granted options to purchase shares of the Company's common stock pursuant to the terms of the Company's 1997 Employee Stock Option Plan and the 2000 Stock Incentive Plan. Additional options may be granted to Executive in the discretion of the Compensation Committee of the Company's Board of Directors. Notwithstanding anything to the contrary contained in the Company's 1997 Employee Stock Option Plan, in the Company's 2000 Stock Incentive Plan, or in any other document related to the grant by the Company to Executive of stock options: (i) Executive shall have the right to exercise all vested stock options granted to him by the Company within 18 months following a termination by Executive of his employment with the Company pursuant to paragraph 5(d), provided that Executive cooperates fully with the Company to provide a smooth transition in the transfer of his responsibilities to his successor, as determined by the Compensation Committee of the Company's Board of Directors in its reasonable discretion; and (ii) and Executive shall have the right to exercise all stock options granted to him by the Company, whether or not Executive's rights with respect to the options have vested, within 18 months of a Change of Control. For purposes of this paragraph 4(a), the term "Change of Control" shall have the meaning set forth in paragraph 5(g) of this Agreement.

         (b) EXECUTIVE MANAGEMENT GROUP STOCK OWNERSHIP GUIDELINES. Executive agrees that he will make a good-faith effort to comply with the stock ownership guidelines approved by the Compensation Committee for members of the Executive Management Group (the "Guidelines"). Pursuant to the Guidelines, and the terms of the 2000 Stock Incentive Plan, Executive may elect to defer up to one-third of his annual Bonus in the form of restricted stock that will vest over a three-year period at the rate of one-third each year. The Company will match one-third of the deferred amount with additional restricted stock that will vest at the same rate.

         (c) LOANS. Pursuant to the Guidelines and the 2000 Stock Incentive Plan, the Compensation Committee of the Board of Directors, in its discretion, may grant a loan or loans to Executive for the purpose of acquiring common stock under the 2000 Stock Incentive Plan.

     5. TERMINATION. Executive's employment with the Company may be terminated under the following circumstances.

         (a) DEATH. Executive's employment hereunder shall terminate upon his death.

         (b) DISABILITY. If Executive becomes Disabled, the Company may terminate his employment with the Company. For the purpose of this Agreement, Executive will be deemed to be Disabled if he has been unable to perform his duties under this Agreement for a period of six (6) consecutive months and the Board of Directors of the Company determines, on the basis of a written statement of a licensed medical doctor or psychologist, that it is not likely

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that Executive will be able to resume substantially performing his duties on a full time basis within sixty (60) days.

         (c) CAUSE. The Company may terminate Executive's employment hereunder immediately and at any time for Cause by written notice to the Executive detailing the basis for the termination. For purposes of this Agreement, "Cause" means in the reasonable judgment of the Company's Board of Directors (i) gross negligence or willful and continued failure by Executive to substantially perform his duties as an employee of the Company (other than any such failure resulting from incapacity due to physical or mental illness), (ii) willful misconduct by Executive which is demonstrably and materially injurious to the Company, monetarily or otherwise, (iii) the engaging by Executive in egregious misconduct involving serious moral turpitude to the extent that his credibility and reputation no longer conforms to the standard of senior executives of the Company, or (iv) the commission by Executive of a material act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to Executive at the expense of the Company. For purposes of this provision, no act or failure to act shall be deemed "willful" unless done or omitted to be done in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.

         (d) TERMINATION BY EXECUTIVE. Executive may terminate his employment hereunder at any time for any reason by giving the Company prior written notice not less than 60 days prior to such termination. A termination shall be deemed to have occurred under this paragraph 5(d), only if it is not a termination for Good Reason under paragraph 5(f).

         (e) MUTUAL AGREEMENT. This Agreement may be terminated at any time by mutual written agreement of the parties.

         (f) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Executive's employment hereunder at any time for any reason by giving Executive written notice of such termination; provided, however, termination by the Company shall be deemed to have occurred under this paragraph 5(f) only if such termination by the Company is not pursuant to paragraph 5(b), 5(c), 5(d) or 5(e). For purposes of this paragraph 5(f), a failure by the Company to extend this Agreement beyond the Initial Term or beyond any Renewal Term or a termination by Executive for "Good Reason" shall be considered a termination by the Company without Cause. "Good Reason" for termination by Executive shall mean his voluntary resignation following:

             (i) a material change in the duties, authorities, responsibilities and status of Executive's position, or a material reduction or alteration in the nature or status of Executive's authorities, duties or responsibilities from those in effect at the beginning of the Initial Term ("material diminution") with the result that Executive makes a good faith determination (by written notice delivered to the Chairman of the Compensation Committee of the Board of Directors) that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such material diminution;

             (ii)  a Change of Control (as defined in paragraph 5(g));

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             (iii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an isolated, insubstantial, or inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice from Executive;

             (iv) a change in Executive's reporting responsibilities such that Executive no longer reports to the Board of Directors of the Company; or

             (v) Executive is required by the Company to relocate his personal residence outside of a 50-mile radius of the Company's current principal place of business.

     Notwithstanding the foregoing, a termination by Executive for any of the reasons described in clauses (i), (iii), and (iv) above shall not be deemed to be a termination for Good Reason within the meaning of this section until and unless thirty (30) days have elapsed from the date the Chairman of the Compensation Committee of the Board of Directors of the Company receives a written notice from Executive declaring his intention to terminate employment for Good Reason and the Company fails to cure or cause to be cured the circumstances set forth in this section on the basis of which the declaration of termination for Good Reason is given.

         (g) CHANGE OF CONTROL. For purposes of this Agreement, a "Change of Control" shall occur if: (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than White River Ventures, Inc. (including its affiliates or stockholders if a dividend in their favor is granted by White River), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of the Company's then outstanding voting Shares AND the "Continuing Directors" cease for any reason to constitute a majority of the Board of Directors of CCC Information Services Group, Inc. ("CCCISG"); or (ii) the business of the Company is disposed of pursuant to a sale or other disposition of all or substantially all of the business (including stock or assets) of the Company. For purposes of this section, "Continuing Director" shall mean a member of the Board of Directors of CCCISG who either is a member of that Board on the date of the execution of this Agreement, or who subsequently became a director of CCCISG and whose election was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof).

         (h) DATE OF TERMINATION. "Date of Termination" means the last day that Executive is employed by the Company under the terms of this Agreement, provided that his employment is terminated in accordance with one of the foregoing provisions of this Section 5.

     6. RIGHTS UPON TERMINATION. Executive's right to payments and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this Section 6.

         (a) RIGHTS UPON TERMINATION GENERALLY. If Executive's Date of Termination occurs during the Term for any reason, the Company shall pay to the
Executive:

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             (i)   Executive's Salary for the period ending on the Date of
         Termination.

             (ii) Payment for unused vacation days, as determined in accordance with Company policy as in effect from time to time.

             (iii) Any other payments or benefits to be provided to Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such payments and benefits are earned and vested as of the Date of Termination, or are required by law to be offered for periods following Executive's Date of Termination.

         The amounts payable under clauses (i) and (ii) above shall be paid in a lump sum as soon as practicable following such Date of Termination. Any amounts payable under clause (iii) above shall be paid in accordance with the terms of the applicable plan or arrangement.

         (b) If Executive's Date of Termination occurs under paragraph 5(f) (relating to non-Cause termination by the Company) other than a termination related to a Change of Control, then in addition to the amounts payable under paragraph 6(a), Executive shall be entitled to (i) a lump sum cash payment equal to 18 months of Salary and target Bonus, at the rate in effect as of his Date of Termination and (ii) one (1) year of executive outplacement services commencing with his Date of Termination. The cash payment shall be paid in four substantially equal quarterly installments, with the first installment due and payable on the first day of the month following the Executive's Date of Termination. In addition, if Executive's Date of Termination occurs under paragraph 5(f) (relating to non-Cause Termination by the Company) other than a termination relating to a Change of Control, then 50% of Executive's rights with respect to each option that has been granted to him by the Company to purchase shares of the Company's stock, but which has not vested, shall vest on the Date of Termination; and Executive shall have the right to exercise all vested stock options granted to him by the Company within 18 months of the Date of Termination.

         (c) If Executive's Date of Termination occurs under paragraph 5(f)(ii) (relating to a Change of Control), then in addition to the amounts payable under paragraph (6)(a), Executive shall be entitled to (i) a lump sum cash payment equal to 24 months of Salary and target Bonus, at the rate in effect as of his Date of Termination, and (ii) one (i) year of Executive outplacement services commencing with the Date of Termination. The cash payment shall be paid as soon as practicable after the Date of Termination. In addition, if Executive's Date of Termination occurs under paragraph (5)(f)(ii)(relating to a Change of Control), then his rights with respect to the stock options that have been granted to him by the Company shall be determined as set forth in paragraph 4(a).

         (d) (i) If Executive's Date of Termination occurs under paragraph 5(f) (relating to non-Cause termination by the Company), then: (A) the Company shall not have the right to demand payments of any amounts due under the loan made by the Company to Executive to finance the purchase by Executive of 200,000 shares of Company stock (the "Company Loan")

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for a period of one year from the Date of Termination; and (B) Executive shall have the right to sell to the Company the 200,000 shares of Company stock which he purchased with the proceeds of the Company Loan (the "Financed Shares") at any time within two years of the Date of Termination. The purchase price for the Financed Shares shall be either (A) the price of the Company's stock prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934, or (B) if the Company's stock is not traded on a registered national securities exchange, then the offering price for the stock as established by the current bid and asked prices quoted by persons independent of the Company. If there is no generally-recognized market for the Company's stock at the time that Executive exercises his option to sell the Financed Shares back to the Company, then the purchase price for the Financed Shares shall be their fair market value, as determined by an independent professional business valuation firm jointly selected by Executive and the Company. For this purpose, the fair market value of the Financed Shares shall be deemed to be equal to that percentage of the total enterprise value of the Company equal to the percentage which the number of Financed Shares bears to the total number of outstanding shares of the Company. No discount for lack of control or for lack of marketability shall be taken in determining the fair market value of the Financed Shares.

         (ii) If there is a generally-recognized market for the Company's stock, then the closing of the purchase and sale of the Financed Shares shall take place within 30 days after Executive delivers written notice to the Company of his election to sell the Financed Shares. If there is no generally-recognized market for shares of the Company's stock at the time that Executive delivers written notice of his election to sell the Financed Shares, then the closing of the purchase and sale of the Financed Shares shall take place within 60 days after delivery of the notice.

         (iii) The proceeds from the sale by Executive of the Financed Shares shall be applied as follows: first, the Company shall deliver to Executive cash in an amount sufficient to cover all federal, state, and local income taxes that will be imposed upon Executive in connection with the sale; then the remaining sale proceeds shall be applied by the Company in satisfaction of all amounts due from Executive to the Company under the terms of the Company Loan; and any remaining balance shall be distributed to Executive. If the proceeds from the sale by Executive of the Financed Shares are insufficient to pay the full amount due from Executive to the Company in satisfaction of the Company Loan (the "Amount Due"), then the Company shall forgive that portion of the excess of the Amount Due over the proceeds from the sale (the "Excess Amount") equal to the difference between (A) the Excess Amount, and (B) an amount equal to 25 percent of the difference between (I) the fair market value of the shares of the Company covered by those options which have been granted to Executive by the Company and which are listed on Exhibit "A," and (II) the price which Executive must pay to purchase those shares pursuant to the terms of the options. The fair market value of the shares covered by the options shall be determined as of the date of the closing of the sale of the Financed Shares to the Company.

         (d) Notwithstanding any provision of this Agreement to the contrary, in the event that within 60 days of Executive's Date of Termination, the Company discovers

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circumstances which would have permitted the Company to terminate the
Executive's employment for Cause under paragraph 5(c), or the Board reasonably determines that the Executive has violated paragraphs 7 or 8 of this Agreement, all payments under this Agreement, except those described in paragraph 6(a), shall cease and be permanently forfeited.

     7. CONFIDENTIALITY. During Executive's association with the Company, or any affiliate, Executive will be exposed to confidential and proprietary information of the Company and its affiliates which may be disclosed to Executive both orally and/or in writing concerning the Company, its affiliates, subsidiaries, customers, products, systems, marketing, financial, legal and such other information relating to the Company and its affiliates, or subsidiaries. Executive agrees to keep such information confidential, and Executive will not, without the Company's prior written consent, disclose to any person or entity the confidential information. Executive also agrees to take all reasonably necessary precautions to prevent any unauthorized disclosure of such matters. It is agreed that the obligations of confidentiality which Executive has agreed to will continue in full force and effect while Executive is associated with the Company and for three (3) years following the termination of this Agreement. For purposes of the foregoing, confidential and proprietary information shall not include information in the public domain or information that becomes public through no fault of Executive.

     8. NONCOMPETITION. Executive also agrees that without the express prior written consent of the Company and as consideration for the above-mentioned compensation, Executive will not (on behalf of Executive or any other person or entity), during the Term and for a period of one (1) year after the date of any termination of Executive's employment for any reason whatsoever (i) directly or indirectly own, manage, join, invest in, finance, control or participate in, accept employment with, provide consulting or advisory services to, or be connected with, any business (other than the Company or any of its affiliates) anywhere, that markets, sells, or provides access to databases or services substantially similar to those offered by the Company or that the Company is actively and demonstrably developing or has developed and then actively and demonstrably intends to market presently as of the date of termination of this Agreement, (ii) rely on proprietary technology or know-how used by, or documents that contain confidential information (specifically including customer lists and the contents of marketing documents and marketing materials) of the Company or any of its affiliated companies to engage in any activity with the intent or effect of competing with the Company or any of its affiliated companies, or
(iii) directly or indirectly (on behalf of Executive or any other person who markets, sells or provides access to databases, or services substantially similar to those offered by the Company or that the Company is actively developing or has developed and then intends to market presently), employ, solicit for employment or otherwise assist in the solicitation for employment, any other employee or consultant of the Company or any of its affiliated companies (collectively the "non-competition obligations"). Executive will not, however, be prevented from owning, directly or indirectly, solely for investment purposes, no more than one percent (1%) of the shares of stock of any publicly traded corporation that does compete with the Company. Executive also will not be prevented from rendering services to another company which competes with the Company so long as Executive's performance of services to or for the benefit of the other company is solely for the benefit of those businesses of the other company which do not compete with the business of the Company.

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     In addition, during the Term and for a period of one (1) year after the date of any termination of Executive's employment for any reason whatsoever, Executive shall not directly or indirectly (1) induce or attempt to induce any employee of the Company, its affiliates or subsidiaries to leave the employee of the Company or in any way interfere with the relationship between the Company and any employee thereof, (2) hire directly or through another entity any person who was an employee of the Company as of the date of Executive's termination,
(3) induce or attempt to induce any customer, supplier, licensee, licensor, or other business relation of the Company to cease doing business with the Company or its affiliates, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or business relation and the Company, (4) disparage the Company, its management, or its business in any public or private manner, or (5) induce, directly or indirectly, any person to compete with the Company.

     Executive agrees that if Executive fails fully to honor Executive's obligations of confidentiality and non-competition hereunder, such act will constitute a material breach of this Agreement and the Company shall have, in addition to any other rights, the right to cease all further payments hereunder and/or seek a refund of such payments previously paid to Executive as a part of this Agreement after the date of Executive's breach of Executive's confidentiality or non-competition obligations and the right to obtain specific performance of the confidentiality and non-compete obligations agreed to herein, without any showing of actual damage or inadequacy of legal remedy. Only payments made after the Date of Termination are subject to reimbursement.

     9. MAKE-WHOLE PAYMENTS. In the event that the benefits provided for in the Agreement, when aggregated with any other payments or benefits received by Executive, would (i) constitute "parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and
(ii) would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Company will pay to Executive an additional amount which is equal to (i) the amount of the Excise Tax, plus (ii) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus (iii) all income, excess and other applicable taxes imposed on Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause (i) and clause (ii) and this clause (iii). Unless the Company and Executive otherwise agree in writing, any determination required under this
Section 9 shall be made in writing by the Company's independent public accountants (the "Accountants") whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 9, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 9. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 9.

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     10. ARBITRATION. All controversies and disputes between Executive and the
Company arising out of Executive's employment the termination thereof, or the provisions of this Agreement (with the sole exception of all controversies and disputes arising under the confidentiality and non-compete provisions of Sections 7 and 8 of this Agreement), including but not limited to all claims involving federal, state and local laws relating to employment discrimination based on race, color, national original, religion, sex, age, disability or any other protected status, shall be subject to mandatory arbitration as provided for in this Section.

     All such disputes shall be submitted to arbitration in Chicago, Illinois under the Employment Dispute Resolution Rules of the American Arbitration Association.

     The arbitrator(s) selected under this Section may award damages, reinstatement and all other relief available under all applicable federal, state or local laws, except that each party shall be responsible for its own attorney's fees and costs. Any arbitration award issued hereunder shall be in writing, shall state its underlying reasons and shall be final and binding on the parties to this Agreement and anyone claiming through them, and the parties to this Agreement expressly waive their rights to have their claims heard by a judge and/or jury in a court of law. Any judgment upon an award issued under this Section may be entered in any court having jurisdiction thereof.

EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 10, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EXECUTIVE'S RELATIONSHIP WITH THE COMPANY.

     11. NONALIENATION. The interests of Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executor's creditors or beneficiaries.

     12. SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

     13. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice).

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To the Company:

     CCC International Services Inc.
     World Trade Center Chicago
     444 Merchandise Mart
     Chicago, Illinois 60654-1005
     Attention: Chairman of the Compensation Committee of the Board Copy to: General Counsel

To Executive:

     Githesh Ramamurthy
     World Trade Center Chicago
     444 Merchandise Mart
     Chicago, Illinois 60654-1005

     14. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     15. WAIVER OF BREACH. No waiver of any party hereto of a breach of any provision of this Agreement by any other party will operate or be construed as a waiver of any subsequent breach by such other party. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

     16. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     17. SURVIVAL OF AGREEMENT. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of Executive's employment with the Company.

     18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

     19. ACKNOWLEDGEMENT BY EXECUTIVE. Executive represents to the Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. Executive acknowledges that, prior to assenting to the terms of this Agreement, he has been given a

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reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to the contents. Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 19th day of September, 2001, to be effective as of the date above first written.

EXECUTIVE                               CCC INFORMATION
                                        SERVICES INC.

Githesh Ramamurthy                      BY : Herbert S. Winokur Jr.
-------------------------------              ----------------------------
                                        ITS : Chairman of Compensation Committee
                                              ---------------------------

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